UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008

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Broadcaster, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-15949	94-286863
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9201 Oakdale Avenue, Suite 200, Chatsworth, California 91311

(Address of Principal Executive Office) (Zip Code)

818-206-9274

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

On September 19, 2008, the Registrant filed in the United States District Court for the Central District of California, a claim for rescission against Baytree Capital Associates LLC  and cross claim defendants  Software People, LLC, Broadcaster, LLC , Trans Global Media, LLC, AccessMedia Technologies, LLC and Michael Gardner  requesting that the court declare the earn out shares that were issued to them during February and March of 2007 pursuant to the terms of the December 29, 2006 amendment to the Merger Agreement (the “Amendment”) among AccessMedia Networks, Inc., ACCM Acquisition Corp., International Microcomputer Software, Inc. (formerly known as Broadcaster ) and the stockholders of AccessMedia Networks, Inc., rescinded and restored to Broadcaster and the Amendment null and void.  Prior to the filing of the claim for rescission, Broadcaster received the consent of  Software People, LLC, Broadcaster, LLC, Trans Global Media, LLC and AccessMedia Technologies, LLC to the return of the earn out shares issued to them, subject to and conditioned on Broadcaster receiving the same consent from Michael Gardner and Baytree Capital Associates LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

By:	/s/ Martin Wade, III
Martin Wade, III Chairman and CEO

Date: September 19, 2008